Exhibit 10.1


                              EMPLOYMENT AGREEMENT



         This Employment Agreement ("Agreement") is made and entered into as of this 15th day of July, 2000, by and among William J. Moore, an individual (the "Executive"); Carolina First Bank, a South Carolina corporation headquartered in Greenville, South Carolina ("Company"); and The South Financial Group, Inc., (f/k/a Carolina First Corporation), a South Carolina corporation headquartered in Greenville, South Carolina (?Corporation?). As used herein, the term ?Company? shall include the Company and any and all of its affiliates where the context applies.

                               W I T N E S S E T H

         WHEREAS the Company is engaged in the business of banking primarily in the State of South Carolina (the "Business");

         WHEREAS the Company desires to employ and retain the services of, the Executive as an employee of the Company and as Executive Vice President of the Corporation and the Executive desires to provide his services in these capacities to the Company;

         WHEREAS the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.     Employment.  Subject to the terms  and  conditions  hereof,  the
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Company  hereby  employs  the  Executive,  and  Executive  hereby  accepts  such employment by the Company having such duties and responsibilities as are set forth in Section 3 below.


         2.      Definitions.  For purposes  of  this  Agreement,  the following
                 ------------
terms shall have the meanings specified below.


         "Board of Directors"  shall  mean  the   board  of  directors   of  the
Corporation.

         "Change in Control" shall mean

                (i) the acquisition, directly or indirectly, by any Person within any twelve month period of securities of the Corporation representing an aggregate of 20% or more of the combined voting power of the Corporation's then outstanding securities; or

                (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                (iii) consummation of (A) a merger, consolidation or other business combination of the Corporation with any other Person or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the

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         Corporation  immediately prior thereto  continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 51% of the outstanding common stock (on a fully diluted basis) of the Corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                (iv) the occurrence of any other event or circumstance which is not covered by (i), (ii) or (iii) above which the Board of Directors determines affects control of the Corporation and, in order to implement the purposes of this Agreement as set forth above, adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

         "Cause" shall mean (i) fraud; or (ii) embezzlement; or (iii) conviction of the Executive of any felony; or (iv) dereliction of duties, or (v) a material breach of, or the wilful failure or refusal by the Executive to perform and discharge the Executive's duties, responsibilities and obligations under this Agreement; or (vi) any act of moral turpitude or wilful misconduct by the Executive intended to result in personal enrichment of the Executive at the expense of the Company or any of its affiliates, or which has a material adverse impact on the business or reputation of the Company or any of its affiliates (such determination to be made by the Board of Directors in its reasonable judgment); or (vii) intentional material damage to the property or business of the Company; or (viii) gross negligence; or (ix) the ineligibility of the Executive to perform his duties because of a ruling, directive or other action by any agency of the United States or any state of the United States having regulatory authority over the Company. In addition, Company may terminate Executive for cause due to failure to achieve the expectations and goals set for Executive by the Company?s Chief Executive Officer or Board of Directors; provided, however, any such for Cause termination shall be subject to a requirement of written notice of the failure from the Chief Executive Officer, and Executive shall have a 90-day right to cure the failure.

         "Protected Information" shall mean trade secrets, confidential or proprietary information and all other knowledge, know-how, information, documents or materials, owned, developed, or possessed by the Company or any of its subsidiaries or affiliates, whether tangible or intangible form, pertaining to the Business of the Company or the Business of any of its subsidiaries or affiliates, including without limitation, research and development operations, systems, data bases, computer programs, computer software, designs, models, operating procedures, knowledge of the organization, products (including prices, costs, sales or content), processes, technical or non-technical data, programs, methods, techniques, processes, office machinery, contracts, financial data, financial plans, financial information or measures, business methods, future business plans, details of consultant contracts, new personnel acquisition plans, business acquisition plans, customers (including identities of customers and prospective customers, identities of individual contacts at business entities which are customers or prospective customers, preferences, businesses or habits), business relationships and other information owned, developed or possessed by the Company or its subsidiaries or affiliates, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality; provided, however, that protected information shall not include information that is generally known to the public or the trade. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Protected information does not include protected business information which does not constitute a trade secret under applicable law two years after expiration or termination of this Agreement.

         "Disability" or "Disabled" shall mean the Executive's inability as a result of any physical or mental incapacity to substantially perform his essential duties for the Company on a full-time basis for a period of six (6) months with or without reasonable accommodation.

         "Good Reason" shall mean the termination by Executive of Executive?s employment due to the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties, or responsibilities as contemplated by Section 3 of this Agreement, including any duties inconsistent in any material respect with the Executive's position, authority, duties or

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responsibilities  with the Company or  Corporation  or any action by the Company which results in a material diminishment in such position, authority, duties or responsibilities as in effect immediately before the Change in Control. The Executive shall have the right to terminate his employment under this Agreement for Good Reason upon prior written notice to the Company, in which case this Agreement shall terminate on the date specified in such notice; provided the date of termination specified in the notice shall be at least thirty (30) days after the delivery of the notice.

         "Person" shall mean any  individual,  corporation,  bank,  partnership,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization or other entity.

         "Voluntary Termination" shall mean the termination by Executive of Executive's employment other than for Good Reason.

         3.     Duties.
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                3.1 During the Term hereof,  the Executive  shall be responsible for consumer lending for the Company and its affiliates, Blue Ridge Finance Company, Inc. and Resource Processing Group, Inc., and will assist in developing consumer lending, technical support systems, and corporate acquisition opportunities. In addition, the Executive shall have such more specific responsibilities or duties as may be determined and assigned to the Executive from time-to-time by or upon the authority of the Board of Directors, or the Chief Executive Officer of the Company. The Executive shall serve the Company faithfully and to the best of his ability, devoting substantially all of his business
         time,  attention,   knowledge,   energy  and  skills  to  the  diligent
         performance of his duties, except for that time and attention that, consistent with the practices of other senior executive officers similarly situated, the Executive may devote to civic or community affairs, other business matters that do not interfere in any material respect with the performance by the Executive of services required to be performed by him hereunder, or time devoted to serving as a director of other companies. If elected, the Executive also shall serve during any part of the Term hereof as any other officer or a director of the Company or any subsidiary corporation or parent corporation of the Company without any compensation therefor.

                3.2 Executive shall not, without the prior written consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board of Directors may in good faith consider to interfere with Executive's performance of his duties hereunder.

         4. Term. The Executive's employment hereunder shall be for a term of two years (the "Term") commencing on July 1, 2000 and ending on June 30, 2002, unless terminated earlier as provided herein.

         5.     Termination.  This Agreement may be terminated as follows:
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                5.1 The Company.  The Company  shall have the right to terminate
                    ------------
         Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled and unable to perform the essential duties of his position with or without reasonable accommodation, or (iii) upon the Executive's death.

                      5.1.1 If the  Company  terminates  Executive's  employment under this Agreement pursuant to clause (i) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination, except that Executive shall be paid immediately in a lump sum a pro-rata portion of the compensation amounts under
                Section 6 which have not been previously paid based upon the actual length of Executive?s employment with Company, plus any

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                amounts deferred under Section 6.2. For example,  if Executive?s employment is terminated under this Section 5.1.1 on January 1, 2001, Executive will be paid $250,000 and any unpaid amounts previously deferred under Section 6.2.

                      5.1.2 If the Company terminates  Executive during the Term hereof pursuant to clauses (ii) or (iii) of Section 5.1 and there has been a Change in Control, Executive shall be entitled to receive immediately in a lump sum as severance upon such termination, the compensation and benefits provided in Section 6 hereof that would otherwise be payable for the remaining Term of this Agreement and any deferred compensation under Section 6.2 hereof.

                      5.1.3 If the Company terminates  Executive during the Term hereof pursuant to clauses (ii) or (iii) of Section 5.1 and there has been no Change in Control, Executive shall be entitled to receive immediately in a lump sum as severance upon such termination, a pro-rata portion of the compensation amounts under Section 6 which have not been previously paid based upon the actual length of Executive?s employment with Company, plus any amounts deferred under Section 6.2. For example, if Executive?s employment is terminated under this Section 5.1.3 on January 1, 2001, Executive will be paid $250,000 and any unpaid amounts previously deferred under Section 6.2.

                      5.1.4 If the Company terminates  Executive during the Term hereof  other than  pursuant  to clauses  (i),  (ii) or (iii) of
                Section 5.1, Executive shall be entitled to receive immediately in a lump sum as severance upon termination, the compensation and benefits provided in Section 6 hereof that would otherwise be payable for the remaining Term of this Agreement and any deferred compensation under Section 6.2 hereof.

                5.2 By  Executive.  Executive  shall have the right to terminate
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         his  employment  hereunder  (i) by Voluntary  Termination;  (ii) if the
         Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company; or (iii) if there is a termination for Good Reason. If the Executive elects to terminate his employment pursuant to this Section, Executive must do so within twelve (12) months of a Change in Control.

                      5.2.1 If Executive  terminates his employment  pursuant to clause (i) of Section 5.2, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the noncompetition provisions set forth in Section 9 hereof; provided, however, Executive shall be entitled to receive immediately in a lump sum as severance upon such termination, a pro-rata portion of the compensation amounts under Section 6 which have not been previously paid based upon the actual length of Executive?s employment with Company, plus any amounts deferred under Section 6.2. For example, if Executive?s employment is terminated under this Section 5.2.1 on January 1, 2001, Executive will be paid $250,000 and any unpaid amounts previously deferred under Section 6.2.

                      5.2.2 If, within twelve (12) months  following a Change in
                Control, Executive terminates his employment hereunder pursuant to clauses (ii) or (iii) of Section 5.2. Executive shall be entitled to receive immediately in a lump sum as severance upon termination, the compensation and benefits provided in Section 6 hereof for the remaining Term of this Agreement and any deferred compensation under Section 6.2 hereof.

                      5.2.3 If, Executive  terminates his employment pursuant to clause (ii) of Section 5.2 and there has been no Change in Control, Executive shall be entitled to receive immediately in a lump sum as severance upon termination, the compensation and benefits provided in Section 6 hereof for the remaining Term of this Agreement and any deferred compensation under Section 6.2 hereof.

         6. Compensation. In consideration of Executive's services and covenants
            -------------
hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from

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time to time,  provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

                6.1 Annual Salary. During the Term hereof and subject to Section
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         6.2, the Company  shall pay  Executive a salary at the rate of $500,000 per annum. The first $500,000 salary payment shall be paid to Executive in a lump sum on January 3, 2002. The second $500,000 salary payment shall be paid to Executive in a lump sum on January 2, 2003.

                6.2  Salary  Deferrals.  Prior to the  time of a salary  payment
                     ------------------
         under Section 6.1, Executive may elect to defer all or part of such salary payment into a ?rabbi trust.? Any salary deferral amounts under this Section 6.2 shall be held in the rabbi trust by the Company and shall be subject to the claims of creditors of the Company. Such trust shall be an irrevocable trust to fund the obligations hereunder and (i) shall have as trustee a person or entity acceptable to Executive, and
         (ii) shall contain such other terms and conditions as are reasonably necessary in Executive?s determination to ensure the Company?s compliance with its obligations hereunder.

                6.3 Expenses.  Any  reasonable and necessary  business  expenses
                    ---------
         incurred by Executive on behalf of the Company shall be reimbursed by the Company upon receipt of adequate written evidence of the business expense in the standard form required by Company.

                6.4  Beneficiary.  In the event Executive dies following the end
                     ------------
         of the Term of this  Agreement  but before the payment of amounts under
         Section 6.1 such remaining amounts shall be paid to Executive?s wife, Louise O. Moore, as otherwise scheduled to be paid under Section 6.1. In the event Louise O. Moore should die prior to receipt of all amounts otherwise payable under this Section 6.4 (or if Louise O. Moore should predecease Executive), then the remaining balance shall be divided into as many equal shares as there are children of Executive then living and deceased children of Executive with descendants then living. Company shall pay one such equal share to each child of Executive then living and one such equal share to the descendants then living of each deceased child of Executive, per stirpes. In the event there are no children or descendants of Executive then living, Company shall pay the remaining amount to Executive?s estate.

                6.5  Other  Benefits.  Executive  hereby  waives  his  right  to
                     ----------------
         participate in any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), any fringe benefit plan or program, and any bonus or other compensation plan that is sponsored by the Company. Company shall not provide a Company car to Executive.

         7. Excess Parachute Payments. It is the intention of the parties hereto
            --------------------------
that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 28OG of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. In the event that the Company's independent accountants acting as auditors for the Company on the date of a Change of Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall not qualify as "excess parachute payments."

         8.  Confidentiality.  Executive  acknowledges that, prior to and during
             ----------------
the term of this Agreement, the Company has furnished and will furnish to Executive Protected Information which could be used by Executive on behalf of a competitor of the Company to the Company's substantial detriment. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Section are reasonably necessary to protect the Company's legitimate business interests and goodwill. Executive agrees that he shall protect the Company's Protected Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Protected Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued

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by a court or administrative  agency of competent  jurisdiction,  in which event
Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Upon the termination or expiration of his employment hereunder, the Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control.

         9.  Noncompetition.  In the event that Executive's  employment with the
             ---------------
Company is terminated before a Change in Control voluntarily by the Executive or by the Board of Directors pursuant to clause (i) of Section 5.1, then Executive shall not, for a period of one year following such termination of employment (i) become employed by any insured depository institution which conducts business activities in the State of South Carolina or the counties in the States of Florida and North Carolina in which the Company and its affiliates conduct business operations; (ii) attempt to interfere with any business relationship of the Company or its affiliates, including without limitation, employee and customer relationships; or (iii) otherwise compete against the Company or its affiliates, directly or indirectly, either as principal, agent, employee, or owner (if the percentage of ownership exceeds 10% of the entity). In the event that Executive's employment is terminated for any reason following a Change in Control (whether by the Company or Executive), it is expressly acknowledged that there shall be no limitation on any activity of Executive, including direct competition with the Company, its affiliates, or their successors, and Company shall not be entitled to injunctive relief with respect to any such activities of Executive.

         10.  Assignment.  The parties  acknowledge that this Agreement has been
              -----------
entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company. The Executive acknowledges that the services to be rendered by the Executive are special, unique and of extraordinary character and, in connection with such services, the Executive will have access to Protected Information vital to the Company's Business and the business of its subsidiaries and affiliates. By reason of this, the Executive consents and agrees that if the Executive violates any provisions of Section 9, hereof, the Company could sustain irreparable injury that money damages will not provide adequate remedy to the Company and that the Company shall be entitled to have Section 9 specifically enforced by any court having equity jurisdiction. Nothing contained herein shall be construed as prohibiting the Company and any of its subsidiaries or affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

         11. Notices. All notices,  requests,  demands, and other communications
             --------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

                To the Company:  Carolina First Corporation
                                 102 South Main Street
                                 Greenville, South Carolina  29601
                                 Attn:  Chairman of the Board

                To Executive:    William J. Moore
                                 105 Latour Way
                                 Greer, South Carolina 29650

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         12.  Provisions  Severable.  If any provision or covenant,  or any part
              ----------------------
thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

         13.  Remedies.  All  claims,  disputes  and other  matters in  question
              ---------
between the Executive and the Company arising out of or related to the interpretation of this Agreement or the breach of this Agreement, except as specifically governed by the foregoing provisions where there may be irreparable harm and damage to the Company which could not be compensated in damages, shall be decided by arbitration in accordance with the rules of the American Arbitration Association. This agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction. The award rendered by the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law of any court having jurisdiction thereof.

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                In the event that  Executive  is  reasonably  required to engage legal counsel to enforce his rights hereunder against the Company, Executive shall be entitled to receive from the Company his reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against Executive.

         15.  Waiver.  Failure  of  either  party  to  insist,  in one  or  more
              -------
instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         16. Binding Agreement.  This  Agreement  shall  be  binding   upon  the
             ------------------
Corporation and Company and their respective successors and assigns and upon Executive and his executors, personal representatives, successors and assigns.

         17. Entire  Agreement.       This  Agreement  represents   the   entire
             ------------------
understanding of the parties hereto and shall supercede all prior agreements and understandings between Executive and Corporation.

         18. Amendments  and  Modifications.   This  Agreement may be amended or
             -------------------------------
modified  only by a writing  signed by other parties hereto.

         19. Governing  Law.  The  validity  and effect of this agreement  shall
             ---------------
be governed by and construed and enforced in accordance with the laws of the State of South Carolina.



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          EXECUTIVE:

                                          /s/ William J. Moore
                                          --------------------
                                          William J. Moore


                                          CAROLINA FIRST BANK

                                          By: /s/ Mack I. Whittle
                                             -----------------------
                                          Mack I. Whittle
                                          Chief Executive Officer


                                          THE SOUTH FINANCIAL GROUP, INC.

                                          By: /s/ Mack I. Whittle
                                             ----------------------
                                          Mack I. Whittle
                                          Chief Executive Officer

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